                    AVERAGE ANNUAL TOTAL RETURN CALCULATION


The Nebraska Municipal Fund Series' average annual total return for the period from the commencement of operations on November 17, 1993, to July 31, 1996, was 2.18%, calculated as follows:

           n
     P(1+T)  = ERV

Where:

     P = a hypothetical initial payment of $1,000
     T = average annual total return = 2.18%
     n = number of years = 2.70 years
   ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the base period, assuming reinvestment of all dividends and distributions = $1,002.57




                           TOTAL RETURN CALCULATION

The total return for the period from commencement of operations on November 17, 1993, to July 31, 1996, for the Nebraska Municipal Fund was 10.71%, calculated as follows:


     TR =  ERV - P
           -------
              P

Where:

      TR  = Total return = 10.71%
      ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the base period, assuming reinvestment of all dividends and distributions = $1,107.10
      P   = a hypothetical initial payment of $1,000

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                                 CURRENT YIELD


The current yield for the one-month period ending July 31, 1996, was 4.99%, calculated as follows:
                               ___       ___
                              |(a-b    )6   |
                       CY = 2 |(--- + 1) -1 |
                              |(cd     )    |
                              |___       ___

Where:

     a = Dividends and interest earned during the one-month period ending July
          31, 1996

     b = Expenses accrued for the one-month period ending July 31, 1996

     c = Average daily number of shares outstanding during the one-month period
          July 31, 1996, that were entitled to receive dividends

     d = The maximum offering price per share on July 31, 1996



                             TAX EQUIVALENT YIELD


The tax equivalent yield for the one-month period ending July 31, 1996, was 9.13%, calculated as follows:

     TEY =  CY
         -------
        (1-SITR)

Where:

     TEY  =  Tax equivalent yield = 9.13%
     CY   =  Current yield = 5.16%
     SITR =  Stated Income tax rate = 43.50%



                              DISTRIBUTION RETURN

The distribution return for the one-month period ending July 31, 1996, was 4.94%.

     DR = IPS(360)/30
          -----------
               POP

Where:

     DR  =   Distribution return = 4.94%
     IPS =   Income per share = .049508
     POP =   Public offering price per share = 11.49